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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                  Salomon Brothers Capital and Income Fund Inc.
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             (Exact name of registrant as specified in its charter)


               Maryland                                47-0936930
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)


125 Broad Street, New York, New York                       10004
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(Address of principal executive offices)                 (Zip Code)


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement
 file number to which this form relates:   333-110512            (if applicable)
                                        ----------------------

Securities to be registered pursuant to Section 12(b) of the Act:

    Title of each class                        Name of each exchange on which
    to be so registered                        each class is to be registered
-----------------------------------      ---------------------------------------

Common Stock, par value $0.001             New York Stock Exchange, Inc.
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Securities to be registered pursuant to Section 12(g) of the Act:  None


                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.  Description of Registrant's Securities to Be Registered.

     Information concerning the Common Stock is contained in the prospectus included in the Registrant's Registration Statement on Form N-2 (Registration Nos. 333-110512 and 811-21467) filed by the Registrant pursuant to the Investment Company Act of 1940, as amended and the Securities Act of 1933, as amended on November 14, 2003 (Accession No. 0001193125-03-081935), as amended by pre-effective amendment no. 1 filed on December 22, 2003 (Accession No. 0001193125-03-098170) and pre-effective amendment no. 2 filed on January 23, 2004 (Accession No. 0001193125-04-007938), under the caption "Description of Shares." That description is incorporated herein by reference.

Item 2.  Exhibits.

     Pursuant to the Instructions as to Exhibits, no exhibits are filed herewith or incorporated herein by reference.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.



                                  SALOMON BROTHERS CAPITAL AND INCOME FUND INC.


                                  By   /s/ R. Jay Gerken
                                     --------------------------------------
                                       R. Jay Gerken
                                       Chairman



Date:  January 26, 2004




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